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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 28, 1995

                                 BRUNO'S, INC.
             (Exact name of registrant as specified in its charter)

                                    Alabama
                 (State or other jurisdiction of incorporation)

              0-6544                                 63-0411801
         (Commission File Number)    (I.R.S. Employer Identification No.)

                             800 Lakeshore Parkway
                           Birmingham, Alabama 35211
               (Address of principal executive offices/Zip Code)

                                 (205) 940-9400
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

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Item 4.  Changes in the Registrant's Certifying Accountant
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         On September 28, 1995, the Company dismissed Arthur Andersen LLP as its independent accountants. The reports of Arthur Andersen LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Company's
Audit Committee participated in and approved the decision to change independent accountants.

In connection with its audit for the two most recent fiscal years and through September 28, 1995, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference in their report on the financial statements for such years.

The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 29, 1995, is filed as Exhibit 16 to this Form 8-K.

The Company engaged Deloitte & Touche LLP as its new independent accountants and tax advisors as of September 28, 1995. During the two most recent years and through September 28, 1995, the Company has not consulted with Deloitte & Touche LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).


Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c)      Exhibits

         16.      Letter re change in certifying accountant.







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                                   Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: September 29, 1995
                                                  BRUNO'S, INC.

                                                  By: /s/ William J. Bolton
                                                      Chairman and Chief
                                                      Executive Officer,




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                         INDEX TO EXHIBITS



Exhibit
Number        Description
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16.           Letter re change in certifying accountant.







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